Exhibit 99.1

NEWS	Contact: Amie D'Ambrosio (713) 375-3826

FOR IMMEDIATE RELEASE

NOV PROVIDES OPERATIONAL UPDATE FOR FIRST QUARTER 2026

HOUSTON, TX, April 15, 2026 – NOV Inc. (NYSE: NOV) announced today that operational disruptions resulting from the war in the Middle East will cause first quarter 2026 revenue and earnings to be below prior guidance. On a consolidated basis, the Company currently expects to report revenues of $2.05 billion, operating profit of $47 million, and Adjusted EBITDA* of $177 million.

“The conflict in the Middle East created significant safety and logistical challenges during the first quarter, which adversely impacted revenue by an estimated $54 million and Adjusted EBITDA by approximately $32 million,” stated Jose Bayardo, Chairman, President, and CEO. “These challenges disproportionately affected quarter-end deliveries of capital equipment and products, including spare parts, in the region, while our more service-oriented offerings were less affected. Higher shipping and freight costs and reduced absorption in our manufacturing facilities further amplified decremental margins.

“We are actively managing the impact of the ongoing conflict in the Middle East, with the safety of our team as our top priority. While conditions in the region remain volatile, our facilities have not been damaged, and we are confident in our ability to navigate through near-term disruptions. Our team is responding quickly to support customers, reduce the impact of delays, and mitigate escalating costs.

“Despite challenges in the Middle East, our business remains solid throughout the rest of the world, and we believe the conflict will increase the urgency to advance projects that promote energy security and diversification over the mid-to-longer-term.”

The Company is finalizing its financial close process for the first quarter 2026 and will provide complete results in a press release issued after market close on Monday, April 27, 2026. NOV will conduct a conference call on Tuesday, April 28, 2026 at 10 a.m. (Central Time). The call will be webcast live on www.nov.com/investors.

The preliminary financial information presented in this press release is an estimate based on information currently available and management’s assumptions and judgment as of the date of this filing and has not been reviewed or audited by the Company’s independent registered public accounting firm. The preliminary financial information presented is not comprehensive of all items that could impact NOV’s financial results for the quarter and is subject to adjustments or changes pending the finalization of the Company’s financial reporting process. These items may differ from the preliminary estimates provided herein when finalized.

About NOV

NOV delivers technology-driven solutions to empower the global energy industry. For more than 160 years, NOV has pioneered innovations that enable its customers to safely and efficiently produce abundant energy while minimizing environmental impact. NOV powers the industry that powers the world.

Visit www.nov.com for more information.

Non-GAAP Financial Measures

This press release contains certain forward-looking non-GAAP financial measures, including Adjusted EBITDA. These non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures.

*Adjusted EBITDA is operating income excluding depreciation and amortization and other items. The Company discloses Adjusted EBITDA in certain of its public disclosures to provide investors additional information about the results of ongoing operations and uses it internally to evaluate and manage the business.

NOV has not provided a reconciliation of projected net income to estimated Adjusted EBITDA. As of the date of this release, management cannot predict with a reasonable degree of accuracy certain of the necessary components of net income, such as income taxes. As such, a reconciliation of estimated net income to estimated Adjusted EBITDA is not available without unreasonable effort. The actual amount of other income (expense), provision (benefit) for income taxes, equity income (loss) in unconsolidated affiliates, depreciation and amortization, and other amounts excluded from Adjusted EBITDA could have a significant impact on net income.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements about NOV’s expected first quarter 2026 financial results and challenges related to NOV’s operations in the Middle East, and may involve risks and uncertainties. These statements may differ materially from the actual future events or results due to a number of factors, including as a result of final accounting determinations, changes in facts, circumstances or assumptions, or other developments in the interim. Readers are also referred to documents filed by NOV with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify other significant risk factors which could cause actual results to differ from those contained in the forward-looking statements. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Source: NOV Inc.

CONTACT:

Amie D’Ambrosio

Director, Investor Relations

(713) 375-3826

amie.dambrosio@nov.com